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                                                                      Exhibit 11

                  ANALYSIS & TECHNOLOGY, INC. AND SUBSIDIARIES

                        Computation of Earnings per Share

              For the period ended June 30, 1997 and June 30, 1996




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
                                                 June 30, 1997               June 30, 1996
                                                 -------------               -------------
Primary:

Weighted average shares outstanding                  2,296,748                  2,347,585

Net effect of dilutive stock options
based on the treasury stock method
using the average market price                          73,478                     74,226

Total                                                2,370,226                  2,421,851

Net earnings                                       $   916,383                $   792,747

Net effect of earnings attributable
to subsidiary stock options                        ($   17,702)               ($    9,100)
                                                   -----------                -----------

Net earnings                                       $   898,681                $   783,647

Earnings per common and common
equivalent share                                   $      0.38                $      0.33

Fully Diluted:

Weighted average shares outstanding                  2,296,748                  2,347,585

Net effect of dilutive stock options
based on the treasury stock method
using the period end price                             109,849                     57,445

Total                                                2,406,597                  2,405,445

Net earnings                                       $   916,383                $   792,747

Net effect of earnings attributable
to subsidiary stock options                        ($   17,702)               ($    9,100)
                                                   -----------                -----------

Net Earnings                                       $   898,681                $   783,647

Earnings per common and common
equivalent share                                   $      0.37                $      0.33
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